UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director not Standing for Election

On February 22, 2022, Ms. Patricia Hemingway Hall notified the Board of Directors that she had decided not to stand for re-election as a Director of Halliburton Company due solely to a personal decision related to health and travel issues associated with the continuing COVID pandemic and endemic. She will continue as a Director until her term ends on May 18, 2022. Ms. Hemingway Hall’s decision was not the result of any disagreement with Halliburton on any matter relating to the operations, policies, or practices of Halliburton.

Election of Directors

Ms. Tobi M. Edwards Young and Mr. Earl M. Cummings were elected as members of our Board of Directors effective February 22, 2022. Ms. Young is the Senior Vice President, Global Privacy, Government Affairs, and Chief Regulatory Attorney of Cognizant Technology Solutions. Mr. Cummings is Managing Partner of MCM Houston Properties, LLC and Chief Executive Officer of BTS Team, Inc.

There are no arrangements or understandings between either Ms. Young or Mr. Cummings and any other persons pursuant to which either of Ms. Young or Mr. Cummings were elected as Directors. The Board will appoint Ms. Young and Mr. Cummings to Committees of the Board in May. There are no related party transactions between us and either of Ms. Young or Mr. Cummings.

Ms. Young and Mr. Cummings will each participate in the compensation arrangements for non-management Directors as described in our Proxy Statement filed April 6, 2021. Ms. Young and Mr. Cummings will each receive an initial equity award of restricted stock units (“RSUs”) equal to a pro-rated amount of the annual equity award granted to our Directors of $185,000. Each RSU represents the right to receive a share of our common stock on a future date as provided in the award agreement. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which a Director is first elected to the following first of December divided by twelve. The number of RSUs awarded is then determined by dividing the prorated award amount by the average of the closing price of our common stock on the New York Stock Exchange on each business day during the month immediately preceding the Director’s election to the Board. Based on this formula, Ms. Young and Mr. Cummings will each receive an initial award of 5,516 RSUs.

We entered into indemnification agreements with each Ms. Young and Mr. Cummings on February 22, 2022. The indemnification agreement provides that, subject to certain exceptions and limitations set forth therein, we will indemnify and advance certain expenses to the Director to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the agreement and to such greater extent as applicable law may thereafter from time to time permit. The foregoing description of the indemnification agreement is only a summary and is subject to and qualified in its entirety by the provisions of the Form of Indemnification Agreement for Directors (first elected after January 1, 2013), which is incorporated by reference to Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Indemnification Agreement for Directors (first elected after January 1, 2013) (incorporated by reference to Exhibit 10.1 of Halliburton’s Form 8-K filed March 22, 2013, File No. 001-03492).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: February 23, 2022	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary